SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                                                                                        [X]

Filed by a Party other than the Registrant                                                                       [  ]

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(as permitted by Rule 14a-6(e)(2))                                                               [  ]

[ ]            Definitive Proxy Statement

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Evergreen Fixed Income Trust

(Name of Registrant as Specified in Its Charter)

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EVERGREEN ULTRA SHORT OPPORTUNITIES FUND
200 Berkeley Street
Boston, Massachusetts 02116-5034

February 15, 2006

Dear Shareholder:

I am writing to shareholders of the Evergreen Ultra Short Opportunities Fund (the “Fund”) to let you know about a Meeting of Shareholders of the Fund to be held on March 31, 2006.  Before that meeting, I would like your vote on an important proposal described in the accompanying Notice of Meeting and Proxy Statement.

At the Meeting, shareholders will be asked to approve a revision tothe Fund’s fundamental investment policy regarding industryconcentration to reflectthe Fund's investmentsin mortgage-backed and other mortgage-related securities (the "Proposal").  The revision is intended by way of clarification only,and does not reflect any change in the Fund’sinvestmentobjective or strategies.

YourBoard of Trustees has unanimously approved the Proposal and recommends that you vote FOR the Proposal.

I realize that the accompanying proxy statementwill take time to review, but your vote is very important.  Please take the time to familiarize yourself with the proposal and to sign and return your proxy card in the enclosed postage-paid envelope today.  Instructions on how to complete the proxy card as well as how to vote your proxy using other methods are included at the end of this proxy statement. If you have any questions about the proxy, please call ______________, our proxy solicitor, toll free at [___________].

Thank you for taking this matter seriously and participating in this important process.

Sincerely,

Dennis Ferro

President

Evergreen Funds

EVERGREEN ULTRA SHORT OPPORTUNITIESFUND
200 Berkeley Street
Boston, Massachusetts 02116-5034

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 31, 2006

To the shareholders of Evergreen Ultra Short Opportunities Fund:

NOTICE IS HEREBY GIVEN thata Meeting of the Shareholders of Evergreen Ultra Short Opportunities Fund (the “Fund”), a series of shares of beneficial interest of Evergreen Fixed Income Trust, will be held at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034 on March 31, 2006 at ______ Eastern time (the “Meeting”) for the following purposes:

1.             To considera revisionto the Fund’s fundamental investment policy regarding industry concentration; and

2.             To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Trustees has fixed the close of business on January 31, 2006 as the record date for determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof.

It is important that proxies be returned promptly.  Shareholders who do not expect to attend the Meeting are urged without delay to complete, sign, date, and return the accompanying proxy card in the enclosed envelope, which needs no postage if mailed in the United States.  Instructions for the proper execution of the proxy card are set forth immediately following this notice.

By order of the Board of Trustees

Michael H. Koonce

Secretary

February 15, 2006

EVERGREEN ULTRA SHORT OPPORTUNTIES FUND,

A Series of Evergreen Fixed Income Trust

200 Berkeley Street
Boston, Massachusetts 02116-5034

MEETING OF SHAREHOLDERS
MARCH 31, 2006

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Boardof Trustees of Evergreen Fixed Income Trust (the “Trust”) for use at a Meeting of Shareholders of Evergreen Ultra Short Opportunities Fund(the "Fund") to be held at ______ Eastern time on March 31, 2006 at the offices of the Evergreen Investments, 200 Berkeley Street, 26th floor,Boston, Massachusetts,and any adjournments thereof (the “Meeting”).  The Meeting is being held for the purpose of considering a revision to the Fund’s fundamental investment policy regarding industry concentration (the “Proposal”) and to transact such other business as may properly come before the Meeting or any adjournment thereof.

A notice of the Meeting and a proxy card accompany this Proxy Statement.  This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about February 15, 2006.  The costs of solicitation and the expenses incurred in connection with preparing this Proxy Statement and its enclosures are estimated to be $_______, and will be paid by Evergreen Investment Management Company, LLC ("EIMC"). The most recent annual report and semi-annual report of the Fund areavailable upon request without charge by writing the Trust or calling _____________, our proxy solicitor, toll free at [______________] or by downloading it off our website at EvergreenInvestments.com.

The address of the principal office of the Fund is Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034.

If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the shares of beneficial interest (the “Shares”) represented by the proxy will be voted in accordance with the instructions marked therein.  Unless instructions to the contrary are marked on the proxy, it will be voted FOR the matters listed in the accompanying Notice of Meeting of Shareholders.  Proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of being counted as votes against the Proposal, which must be approved by a Majority Vote (as defined below) of the shareholders of the Fund.  Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Trust at the above address prior to the date of the Meeting.

In voting on the Proposal, each Share of the Fund is entitled to one vote for each dollar of net asset value and a fractional vote for each fraction of a dollar of net asset value attributable to such Share.  If a quorum with respect to the Fund is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  Any adjournment will require the affirmative vote of a majority of those Shares of the Fund represented at the Meeting in person or by proxy.  Under the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”), a quorum of shareholders is constituted by the presence in person or by proxy of the holders of 25% of the outstanding Shares of the Fund entitled to vote at the Meeting, although a larger number of shares will be required to approve the Proposal.

The Board of Trustees has fixed the close of business on January 31, 2006 as the record date (the “Record Date”) for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting and at any adjournment thereof.  As of January 31, 2006, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the Shares of the Fund.  The following is a list of persons who owned of record, or to the knowledge of the Trust beneficially,more than 5% of anyclass of theFund’s outstanding Shares as of January 31, 2006:

5% table will be inserted here

In order that your Shares may be represented at the Meeting, you are requested to:

--             indicate your instructions on the enclosed proxy card;

--             date and sign the proxy card;

--             mail the proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States;           and

--             allow sufficient time for the proxy card to be received on or before ____ a.m. Eastern time on March 31, 2006.

You may also vote by telephone or the Internet by following the instructions at the end of this Proxy Statement.

THE PROPOSAL

TO APPROVE A REVISIONTO THE FUND’S FUNDAMENTAL INVESTMENT POLICY REGARDING INDUSTRY CONCENTRATION

Introduction

The Fund seeks to provide current income consistent with preservation of capital and low principal fluctuation.  Since its organization, the Fund has invested a substantial portion of its assets in mortgage-backed securities and other mortgage-related securities, which the Fund’s portfolio management team believes are consistent with the Fund’s investment objective.

Under normal circumstances, the Fund invests at least 80% of its assets, and may invest substantially all of its assets, in commercial and residential fixed and variable rate mortgage-backed securities, including collateralized mortgage obligations (“CMOs”). These investments may be issued by private issuers not guaranteed or backed by the credit of the U.S. government or by an agency or instrumentality of the U.S. government.   Some of these investments, such as certificates issues by the Government National Mortgage Association (“Ginnie Maes”), may be backed by the full faith and credit of the United States.

The Fundmay invest in all types of mortgage-backed and other mortgage-related securities.  Some mortgage-backed securities represent an undivided interest in a pool of mortgage loans, and entitle the holders to a pro rata portion of all interest and principal payments made on the loans.  Others represent different tranches of interests in a pool of mortgage loans, some of which may have very short maturities, others of which may have longer maturities; some may be entitled only to certain principal payments on the mortgages, and others may be entitled only to share in interest payments on the mortgages. Althoughmost of the mortgage-backed and other mortgage-related securities held by the Fundare currently issued by private pools and are not issued or backed by the U.S. government or its agencies or instrumentalities, that is not always the case.

The Fund has adopted a number of “fundamental” investment policies, which may be changed only by vote ofthe Fund’s shareholders.  One such policy applicable to the Fund provides that the Fund “may not concentrate its investmentsin the securities of issuers primarily engaged in any particular industry (other than securities thatare issued or guaranteed by the U.S. government or its agencies or instrumentalities).”  Generally, “concentration” is taken to mean investment of more than 25% of the Fund’s assets in such securities.  The Fund does not believe that its investment in mortgage-backed and other mortgage-related securities constitutes a concentration in a specific industry.  However, in order to clarify the Fund’s position, the Board of Trustees has approved a revision to the Fund’s industry concentrationpolicy to provide that the Fund will normally invest more than 25% of its total assets in mortgage-backed and other mortgage-related securities, including securities issued or guaranteed by the U.S. government or any agency or instrumentality or by private issuers.

If the Proposal is approved by shareholders, the Fund’s fundamentalpolicy regarding concentrationwill be revised to include the following statement:

“Ultra Short Opportunities Fund will normally invest more than 25% of its total assetsin mortgage-backed and other mortgage-relatedsecurities (which may includesecurities that are issued or guaranteed by the U.S. government or its agencies or instrumentalities)."

Because the revision is intended by way of clarification only, it does not reflect any change in the Fund’s investment objective or strategies.

Since the Fund invests in mortgage-backed and other mortgage-related securities, it is subject to Mortgage-Backed Securities Risk:

Mortgage-Backed Securities Risk.  Unlike traditional debt investments, payments on mortgage-backed investments typically include both interest and partial payment of principal. Principal may also be prepaid voluntarily, or as a result of refinancing or foreclosure. The Fund may have to invest the proceeds from prepaid investmentsin other investments with less attractive terms and yields. As a result, these securities may have less potential for capital appreciation during periods of declining interest rates than other securities of comparable maturities, although they may have a similar risk of decline in market value during periods of rising interest rates. Because the repayment rate generally declines as interest rates rise, an increase in interest rates will likely increase the duration, and thus the volatility, of mortgage-backed securities. Some mortgage-backed investments receive only the interest portion (“IOs”) or the principal portion (“POs”) of payments on the underlying assets. The yields and values of these investments are extremely sensitive to changes in interest rates and in the rate of principal payments on the underlying assets. IOs tend to decrease in value if interest rates decline and rates of repayment (including prepayment) on the underlying mortgages increase; it is possible that the Fund may lose the entire amount of its investment in an IO due to a decrease in interest rates. Conversely, POs tend to decrease in value if interest rates rise and rates of repayment decrease. Moreover, the market for IOs and POs may be volatile and limited, which may make them difficult for the Fund to buy or sell. The Fund may gain investment exposure to mortgage-backed investments by entering into agreements with financial institutions to buy the investments at a fixed price at a future date. The Fund may or may not take delivery of the investments at the termination date of such an agreement, but will nonetheless be exposed to changes in value of the underlying investments during the term of the agreement. Mortgage-backed securities in which the Fund invests include those issued by private issuers, which are not guaranteed or backed by the credit of the U.S. government or by an agency or instrumentality of the U.S. government.

Required Vote

Approval of the Proposal requires the vote of a majority of the outstanding voting securitiesof the Fund which is defined in the 1940 Act as the lesser of (a) 67% of the Shares of the Fund present at the Meeting if more than 50% of the outstanding Shares are present in person or by proxy at the Meeting; or (b) more than 50% of the outstanding Shares of the Fund.

THE BOARD OF TRUSTEES RECOMMENDSTHAT THE SHAREHOLDERS OF THE FUND VOTE “FOR” THE PROPOSAL.

OTHER MATTERS

Submission of Shareholder Proposals

The Trust is not generally required to hold annual or special meetings of shareholders.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting of the Trust should send their written proposals to the Secretary of the Trust, 200 Berkeley Street, Boston, MA 02116-5034.

Shareholders’ Request for Special Meeting

Shareholders holding at least 10% of the Trust’s outstanding voting securities (as defined in the 1940 Act) may require the calling of a meeting of the Trust’s shareholders for the purpose of voting on the removal of any Board member.  Meetings of the Trust’s shareholders for any other purpose will also be called by the Board when requested in writing by shareholders holding at least 10% of the Shares then outstanding or, if the Board members shall fail to call or give notice of any meeting of shareholders for a period of 30 days after such application, shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting.

Other Matters to Come Before the Meeting

The Board does not intend to present any other business at the Meeting other than as described in this Proxy Statement, nor is the Board aware that any shareholder intends to do so.  If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their judgment.

Service Providers

Investment Advisor.  EIMC currently serves as the Fund’s investment advisor.  The principal business address of EIMC is 200 Berkeley Street, Boston, Massachusetts 02116.

Administrator.  Evergreen Investment Services, Inc. (“EIS”), an affiliated company of EIMC, serves as administrator to the Fund.  EIS is located at 200 Berkeley Street, Boston, MA 02116.

Distributor.  EIS also serves as the principal underwriter of the Fund’s shares.

It is important that proxies be returned promptly.  Shareholders who do not expect to attend the meeting are therefore urged to complete, sign, date, and return the proxy as soon as possible in the enclosed postage paid envelope.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and may help to avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.             Individual Accounts:  Sign your name exactly as it appears in the registration on the proxy card.

2.             Joint Accounts:  Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.             All Other Accounts:  The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.  For example:

Registration                                                                                         Valid Signature

Corporate Accounts

(1)           ABC Corp. . . . . . . . . . . . . . . . . . . . . . . . . . .         ABC Corp.

(2)           ABC Corp. . . . . . . . . . . . . . . . . . . . . . . . . . .         John Doe, Treasurer

(3)           ABC Corp.

c/o John Doe, Treasurer . . . . . . . . . . . . . . . .     John Doe

(4)           ABC Corp. Profit Sharing Plan . . . . . . . . . .       John Doe, Trustee

Trust Accounts

(1)           ABC Trust . . . . . . . . . . . . . . . . . . . . . . . . . .         Jane B. Doe, Trustee

(2)           Jane B. Doe, Trustee

u/t/d 12/28/78 . . . . . . . . . . . . . . . . . . . . . . . .        Jane B. Doe

Custodial or Estate Accounts

(1)           John B. Smith, Cust.

f/b/o John B. Smith, Jr. UGMA . . . . . . . . . .      John B. Smith

(2)           Estate of John B. Smith . . . . . . . . . . . . . . . .       John B. Smith, Jr., Executor

OTHER WAYS TO VOTE YOUR PROXY

VOTE BY TELEPHONE:

1.             Read the proxy statement and have your proxy card at hand.

2.             Call the toll-free number indicated on your proxy card.

3.             Enter the control number found on your proxy card.

4.             Follow the simple recorded instructions.

VOTE BY INTERNET:

1.             Read the proxy statement and have your proxy card at hand.

2.             Go to the website indicated on your proxy card and follow the voting instructions.

The above methods of voting are generally available 24 hours a day.  Do not mail the proxy card if you are voting by telephone or Internet.  If you have any questions about the proxy card, please call ____________, our proxy solicitor, at [___________] (toll free).